                                                                    EXHIBIT 10.3

                           INDEMNIFICATION AGREEMENT

        This Indemnification Agreement ("Agreement"), dated as of January 1, 2000, is between WEST COAST BANCORP ("Corporation") and Robert D. Sznewajs ("Indemnitee").

                                    RECITALS

A. Indemnitee, as member of the board of directors or an officer of the Corporation and/or, one or more of its affiliate corporations, performs valuable services for the Corporation.

B. The Corporation's Articles of Incorporation ("Articles") and Bylaws ("Bylaws") provide for the indemnification of the officers, directors, agents and employees of the Corporation to the maximum extent authorized by the Oregon Business Corporation Act ("Act").

C. The Articles, Bylaws and the Act, by their non-exclusive nature, permit contracts between the Corporation and its directors and officers to indemnify those directors and officers.

D. The Corporation has purchased and maintains a policy or policies of Directors and Officers Liability Insurance ("D & O Insurance"), covering certain liabilities, which may be incurred by its directors and officers in the performance of their duties.

E. Due to changes in the terms, scope and availability of D & 0 Insurance, uncertainty exists as to the extent of protection afforded directors and officers under such D & O Insurance or under the indemnification provisions of the Act, Articles, or Bylaws.

F. To induce Indemnitee to continue service as a director or officer of the Corporation and/or one or more of its affiliate corporations, the Corporation desires to enter this contract with Indemnitee.


        Therefore, in consideration of Indemnitee's continued service as a director or officer, the parties agree as follows:

                                    AGREEMENT

1.      INDEMNITY. The Corporation agrees to hold harmless and indemnify
        Indemnitee:

        (a) to the fullest extent permitted under each of the Articles, the Bylaws, and the Act, as each may be amended from time to time; and

        (b) against any and all expenses (including attorneys' fees), witness fees, judgments, fines, ERISA excise taxes, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or agent of another (i) corporation, including without limitation a corporate affiliate of the Corporation, (ii) partnership, (iii) joint venture, (iv) trust,
                (v) employee benefit plan or (vii) other enterprise.

2. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity under Section 1 will be paid by the Corporation:

        (a) for expenses or liabilities paid to the Indemnitee under any D & O Insurance purchased and maintained by the Corporation;

        (b) on account of any action, suit or proceeding brought by or on behalf of the Corporation in which judgment is rendered holding the Indemnitee liable to the Corporation;

        (c) on account of Indemnitee's conduct which is finally adjudged to be willful misconduct or knowing violation of law;

        (d) on account of Indemnitee's conduct which is the subject of an action, suit or proceeding described in Section 6 (c)(ii);

        (e) on account of any action, claim or proceeding (other than a proceeding referred to in Section 7(b)) initiated by the Indemnitee unless such action, claim or proceeding is specifically authorized by action of the Corporation's board of directors;

        (f)     on account of any action, claim or proceeding referred to in
                Section 7(b) which action is finally adjudged to be frivolous or made not in good faith;

        (g) if a final decision by a Court having jurisdiction in the matter determines that such indemnification is not lawful.

3. MUTUAL ACKNOWLEDGMENT. Both Corporation and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit the Corporation from indemnifying its directors and officers. For example, the Corporation and Indemnitee acknowledge that the Securities and Exchange Commission (the "SEC") takes the position that indemnification is not permitted for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA violations.

4. CONTINUATION OF OBLIGATIONS. Under this Agreement the Corporation is obligated to Indemnitee for any period Indemnitee is or was a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another (i) corporation, including without limitation, a corporate affiliate of Corporation, (ii) partnership, (iii) joint venture, (iv) trust, (v) employee benefit plan or (vi) other enterprise). Furthermore, this obligation will continue after Indemnitee's service as a director or officer terminates and so long as Indemnitee may be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or an officer of the Corporation or was serving at the Corporation's request as a director, officer, employee or agent of another (i) corporation, including without limitation, a corporate affiliate of Corporation, (ii) partnership, (iii) joint venture, (iv) trust, (v) employee benefit plan or (vi) other enterprise.

5. NOTIFICATION AND DEFENSE OF CLAIM. Within 30 after Indemnitee receives any notice of the commencement of any action, suit, or proceeding, Indemnitee will notify the Corporation of it, if a claim with respect to the action may be made against the Corporation under this Agreement. The failure to so notify the Corporation will not relieve the Corporation from any liability it may have to Indemnitee under authority other than this Agreement. With respect to any action, suit or proceeding of which Indemnitee timely notifies the Corporation:

        (a)     the Corporation is entitled to participate at its own expense;

        (b) except as otherwise provided below, the Corporation (jointly with any other indemnifying party similarly notified) is entitled to assume the defense of the action with counsel reasonably satisfactory to Indemnitee; and

        (c) the Corporation is not liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim that is effected without its written consent.

        After notice from the Corporation to Indemnitee of its election to assume the defense of the action, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense of the action, other than reasonable costs of investigation or as otherwise provided below. Indemnitee may employ its counsel in such action but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense will be at the expense of Indemnitee unless (i) Indemnitee's employment of counsel is authorized by the Corporation, (ii) Indemnitee reasonably concludes that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action or (iii) the Corporation has not employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel will be at the expense of the Corporation. The Corporation is not entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of the Corporation or as to which Indemnitee has made the conclusion provided for in (ii) above.

        The Corporation is permitted to settle any action except that it may not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

6.      ADVANCEMENT AND REPAYMENT OF EXPENSES.

        (a) If Indemnitee employs his/her own counsel, the cost of which is to be indemnified by the Corporation under Section 5, the Corporation will advance to Indemnitee any and all reasonable expenses (including legal fees and expenses) incurred in investigating or defending any such action, suit or proceeding. These expenses must be advanced before any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative and within 10 days after receiving copies of invoices presented to Indemnitee for such expenses.

        (b) Indemnitee agrees that Indemnitee will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Indemnitee if, and only to the extent that, it is ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled to be indemnified by the Corporation for such expenses.

        (c) The Corporation is not required to advance expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff, unless such advance is specifically approved by a majority of the Corporation's board of directors or (ii) is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Corporation's board which alleges willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to the Corporation, or any other willful and deliberate breach in faith of Indemnitee's duty to the Corporation, its affiliates, or its shareholders.

7.      ENFORCEMENT.

        (a) The Corporation confirms that it has entered into this Agreement to induce Indemnitee to continue as a director or an officer of the Corporation or one or more of its affiliates, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.

        (b) If Indemnitee successfully brings any action to enforce rights or to collect moneys due under this Agreement, the Corporation will reimburse Indemnitee for all Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

8. SUBROGATION. If the Corporation pays Indemnitee under this Agreement, the Corporation will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who agrees to execute all documents required and to do all acts necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

9. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Indemnitee by this Agreement are not exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Articles, Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office.

10. SURVIVAL OF RIGHTS. The rights conferred on Indemnitee by this Agreement continue after Indemnitee ceases to be a director, officer, employee, or other agent of the Corporation and will inure to the benefit of Indemnitee's heirs, executors, and administrators.

11. SEPARABILITY. Each provision of this Agreement is a separate and distinct agreement independent of others. If any provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions or the obligation of the Corporation to indemnify the Indemnitee to the full extent provided by the Articles, Bylaws or the Act.

12. GOVERNING LAW. This Agreement is interpreted and enforced in accordance with the laws of the State of Oregon.

13. BINDING EFFECT. This Agreement is binding upon Indemnitee and upon the Corporation, its successors and assigns, and inures to the benefit of Indemnitee, his/her heirs, personal representatives, and assigns and to the benefit of the Corporation, its successors and assigns.

14. AMENDMENT AND TERMINATION. No amendment, modification, termination, or cancellation of this Agreement is effective unless in writing signed by both parties.

Signed as of January 1, 2000:


                                            WEST COAST BANCORP



                                            By:    Gary D. Putnam
                                                   Chairman


                                            INDEMNITEE



                                            -----------------------------------
                                            Robert D. Sznewajs